Exhibit 10.33

DATED 10 May 2006

(1)  ACCELRYS LIMITED

(2)  QUALCOMM CAMBRIDGE LIMITED

(3)  ACCELRYS INC

UNDERLEASE

of premises known as

335 Cambridge Science Park

Milton Road

Cambridge

LR1. Date of lease:

LR2. Title number(s)                                                                                 None

LR2.1 Landlord’s title number(s)            None

LR2.2 Other title numbers                    None

LR3. Parties to this Underlease

Landlord:   ACCELRYS LIMITED whose registered office is at 334 Cambridge Science Park Milton Road Cambridge CB4 0WN

Tenant:    QUALCOMM CAMBRIDGE LIMITED whose registered office is at 20/22 Bedford Row London WC1R 4JS

Other parties:   ACCELRYS INC incorporated in the State of California whose principal place of business is 10188 Telesis Court Suite 100 San Diego CA92121-4779 (the Landlord’s Guarantor)

LR4. Property

In the case of a conflict between this clause and the remainder of this Underlease then, for the purposes of registration, this clause shall prevail.

See the definition of “Demised Premises” in the First Schedule of this Underlease

LR5. Prescribed statements, etc:  None

LR6. Term for which the Property is leased:  See the definition of “Term” in clause 1 of this Underlease

LR7. Premium: None

LR8. Prohibitions or restrictions on disposing of this Underlease:

This Underlease contains a provision that prohibits or restricts dispositions

LR9. Rights of acquisition etc.

LR9.1 Tenant’s contractual rights to renew this Underlease, to acquire the reversion or another lease of the Property, or to acquire an interest in other land:     see Clause  10

LR9.2 Tenant’s covenant to (or offer to) surrender this Underlease:  None

LR9.3 Landlord’s contractual rights to acquire this Underlease:  None

LR10. Restrictive covenants given in this Underlease by the Landlord in respect of land other than the Property:  None

LR11. Easements

LR11.1 Easements granted by this Underlease for the benefit of the Property: The easements specified in the Second Schedule to this Underlease

LR11.2 Easements granted or reserved by this Underlease over the Property for the benefit of other property:  The easements specified in the Third Schedule to this Underlease

LR12. Estate rent charge burdening the Property:  None

LR13. Application for standard form of restriction:  None

LR14. Declaration of trust where there is more than one person comprising the Tenant:   Not Applicable

THIS UNDERLEASE is made the 10th day of May 2006

Landlord’s Title Number:  None

Administrative Area: Cambridge : Cambridgeshire

BETWEEN:

(1)                                 ACCELRYS LIMITED (company registration number 2326316) whose registered office is at 334 Cambridge Science Park  Milton Road  Cambridge CB4 0WN (“the Landlord”)

(2)                                 QUALCOMM CAMBRIDGE LIMITED (company registration number 3908042) whose registered office is at 20-22 Bedford Row  London  WC1R 4JS  (“the Tenant”)

(3)                                 ACCELRYS INC incorporated in the State of California  whose principal place of business is 10188 Telesis Court Suite 100 San Diego CA92121-4779  (“the Landlord’s Guarantor”)

NOW THIS UNDERLEASE WITNESSES as follows:

1.                                      DEFINITIONS

In this Underlease, unless the context otherwise requires,  the following expressions shall have the following meanings:

“Annual Rent” the rent hereby first reserved subject to review pursuant to the Fourth Schedule

“Basic Rent” means the rent payable pursuant to clause 2.1(a) of the Headlease

“Building” meaning the Demised Premises and the Retained Property together shown edged green on Plan 3 annexed to this Underlease

“Computing Date” means the 10th day of May in every year of the Term

 “Conduits” means all drains pipes gullies sewers ducts mains channels subways wires cables and any other conducting media of whatever nature exclusively serving the Demised Premises even if outside them

“Declaration” means a statutory declaration relating to the Warning Notice in a form compliant with the requirements of Schedule 2 of the 2003 Order

“Demised Premises” means the Demised Premises described in the First Schedule

“Encumbrances” means the obligations and encumbrances contained or referred to in the documents specified in the Fifth Schedule

“Group Company” has the meaning ascribed to it by s.42 Landlord and Tenant Act 1954

 “Headlease” means the superior lease under which  the Landlord holds the Demised Premises together with  the Retained Property made on the 22nd day of February 2002 between The Master Fellows and Scholars of Trinity College Cambridge (1) the Landlord (2)  Accelrys Inc (3) and Trinity College (CSP) Limited (4) and includes any lease or leases superior to the Headlease (a copy of which is attached hereto)

“Landlord’s Surveyor” means any person appointed by the Landlord to perform the function of a surveyor or accountant for any purpose in this Underlease but does not include the surveyor referred to in the Fourth Schedule

“Permitted Part” means the entirety of each floor of the Demised Premises (excluding any facilities required to be shared jointly between the two floors)

“Quarter Days” means 25  March  24  June  29  September and  25 December in every year and “Quarter Days” means any of them

“Retained Property” means that part of the Building comprised in the Headlease but not forming part of the Demised Premises

“Services” means the services set out in the Sixth Schedule

“Service Charge” means all sums payable by the Tenant by way of rent under clause 7

“Service Charge Commencement Date “ means the 10th day of May 2006

“Service Charge Period” means

(a) the twelve month period commencing on the Computing Date in each year

(b) any shorter period commencing on the Service Charge Commencement Date and ending on the day preceding the following Computing Date

(c)  or any shorter period commencing on a Computing Date and ending upon the termination of the Term howsoever determined

“Service Cost” means the aggregate of all costs charges expenses and other outgoings properly incurred or to be incurred by the Landlord in providing the Services

 “Superior Landlord” means the person or company in whom the reversion expectant upon the Headlease is vested and shall include all superior landlords however remote

“Tenant’s Percentage” means a fair and proper proportion of the Service Cost such fair and proper proportion to be determined by the Landlord’s Surveyor whose decision shall be binding on the parties in dispute

“Term” means the term of  years from and including the 10th day of May 2006 and expiring on the 9th day of May 2016

“VAT” means value added tax at the rate in force when the relevant supply is made, and includes any similar tax from time to time replacing it or of a similar fiscal nature

“Warning Notice” means a notice relating to the tenancy created by this Underlease in a form compliant with the requirements of Schedule 1 of the 2003 Order

“Working Day” means any day (other than a Saturday or a Sunday) on which clearing banks in the City of London are open to the public for the transaction of business

“1954 Act” means the Landlord and Tenant Act 1954 (as amended)

“1995 Act” means the Landlord and Tenant (Covenants) Act 1995

“2003 Order” means the Regulatory Reform (Business Tenancies) (England and Wales) Order 2003

2.                                      INTERPRETATION

In this Underlease, unless the context otherwise requires:

2.1                               words importing any gender include every gender

2.2                               words importing the singular number include the plural and vice versa

2.3                               words importing persons include firms companies and corporations and vice versa

2.4                               any obligation undertaken by two or more persons jointly shall be deemed to be undertaken jointly and severally

2.5                               headings in this Underlease shall not affect its interpretation

2.6                               any reference to a statute shall include any amendment to or re-enactment of such statute for the time being in force and all orders notices regulations bye-laws directions instruments codes of practice consents and permissions made or issued under it

2.7                               any reference to the doing or permitting of any act or thing by the Landlord or the Tenant includes the doing or permitting of that act or thing whether directly or indirectly by any agent servant workman contractor or employee engaged by either of them

2.8                               any covenant by the Tenant not to do any act or thing shall include an obligation not to suffer or permit such act or thing to be done

2.9                               where under this Underlease the Tenant is required to obtain the consent of the Landlord for any act or matter the consent of the Superior Landlord shall also be required to the extent stipulated under the terms of the Headlease provided that nothing in this Underlease shall  be construed as imposing on the Superior Landlord any obligation not unreasonably to withhold consent

2.10                         references to any right of entry or covenant to permit the Landlord to enter the Demised Premises shall extend to the Superior Landlord and to anyone authorised by it or otherwise entitled

2.11                         the expressions “the Landlord” and “the Tenant” whenever the context  so admits shall include their respective successors in title

3.                                    DEMISE

The Landlord leases the Demised Premises to the Tenant TOGETHER WITH the rights set out in the Second Schedule but EXCEPTING AND RESERVING the rights set out in the Third Schedule SUBJECT TO the provisions of the Headlease and all rights enjoyed by the owners or occupiers of any neighbouring property over the Demised Premises TO HOLD to the Tenant for a term of 10  years from and including the 10th day of May 2006 YIELDING AND PAYING to the Landlord:

3.1                               the yearly rent of two hundred and sixty eight thousand three hundred and seventy nine pounds fifty pence (£268,379.50) plus VAT thereon (if applicable) subject to review  in accordance with the Fourth Schedule such rent to be paid in advance by the same instalments and on the same days as rent is payable under the Headlease (such rent to be paid by bankers standing order if the Landlord shall so require) the first such payment to be made on the

10th day of November 2006 and to be a proportionate  amount for the period from and including the 10th day of November 2006 to the 24th day of December 2006

3.2                               by way of further additional rent the Tenant’s Percentage of  the rents paid by the Landlord under clauses 2.1(b) of the Headlease (save for the insurance rent referred to in paragraph 1 of Part 2 of Schedule 3 of the Headlease) and clauses 2(1) (c) and (d) of the Headlease such rent to be payable on demand

3.3                               by way of further additional rent the Tenants’ Percentage of the Service Charge which shall be payable in accordance with  clause 7

3.4                               interest at the rate of 4 per cent per annum above the base rate for the time being of HSBC plc on all rents and payments herein covenanted to be paid by the Tenant from the date upon which the same shall become due until the date of payment such interest to be paid on demand

3.5                               any other monies which may become due from the Tenant to the Landlord under the provisions of this Underlease

4.                                    TENANT’S COVENANTS

The Tenant hereby covenants with the Landlord and separately with the Landlord’s Guarantor as follows:

4.1                               To pay rents and outgoings

4.1.1                      to pay the rents hereinbefore reserved at the times and in the manner aforesaid clear of any deduction or set off whatsoever

4.1.2                      to pay all existing and future rates taxes charges assessments and outgoings in respect of the Demised Premises (whether assessed or imposed on the owner or the occupier) except any tax (other than VAT) arising as a result of the receipt by the Landlord of the rents reserved by this Underlease and any tax arising on any dealing by the Landlord with its reversion to this Underlease and until such time as the invoices for gas and electricity are sent to the Tenant direct by the suppliers to reimburse the Landlord for all such outgoings

4.2                               To observe Headlease Covenants

to observe and perform the covenants and conditions on the part of the tenant contained in the Headlease but only to the extent that such covenants relate to the Demised Premises and do not conflict with any covenants, conditions or obligations in this Underlease (and in the case of a conflict the terms of this Underlease shall prevail) and to indemnify the Landlord from and against any actions proceedings claims costs demands damages expenses or losses arising from any breach non-observance or non-performance of such covenants and conditions provided that :

4.2.1                     such covenants and conditions shall for the purpose of this sub-clause be read and construed as if:

4.2.1.1                                          any reference to the landlord under the Headlease includes the Landlord

4.2.1.2                                          any reference to the Premises under the Headlease were a reference to the Demised Premises

4.2.1.3                                          any reference to the term granted by the Headlease were a reference to the Term

4.2.1.4                                          any reference to the adjoining or neighbouring property of the landlord under the Headlease includes the Retained Property (where applicable)

4.2.2                     the Tenant’s obligation under this sub-clause shall be limited so as to exclude:

4.2.2.1                                          any obligation to pay rent under the terms of the Headlease

4.2.2.2                                          obligations relating to the Retained Property

4.2.2.3                                          obligations  expressly undertaken by the Landlord under this Underlease

4.3                               To Permit Entry

to permit the Landlord to exercise the rights of entry specified in the Third Schedule subject to the Landlord carrying out any inspection, repairs, works or any other rights as quickly as is reasonably possible and making good any damage caused in the exercise of such rights to the Tenant’s reasonable satisfaction.

4.4                               Alienation

4.4.1                      unless expressly permitted under clauses 4.4.2 or 4.4.4 the Tenant shall not assign underlet charge part with or share possession or occupation of all or any part of the Demised Premises nor hold the Demised Premises on trust for any other person

4.4.2                      the Landlord shall not unreasonably withhold or delay consent to an assignment of the whole of the Demised Premises but the Landlord and the Tenant agree for the purposes of section 19(1A) Landlord and Tenant Act 1927 that the Landlord may withhold that consent unless the following conditions are satisfied :

4.4.2.1                                       the prospective assignee is not a Group Company unless of no less financial status than the Tenant and

4.4.2.2                                      in relation to either the prospective assignee or any prospective guarantor or guarantors that party shall in the reasonable opinion of the Landlord be a substantial and respectable body or person whose registered office and place of business or address is within the United Kingdom

4.4.2.3                                      in the reasonable opinion of the Landlord the prospective assignee is of sufficient financial standing to enable it to comply with the Tenant’s covenants in this Underlease

4.4.2.4                                      the Tenant (and any former Tenant who by virtue of there having been an “excluded assignment” as defined in section 11 of the Landlord and Tenant (Covenants) Act 1995 has not been released from the Tenant’s covenants in this Underlease) enters into an authorised guarantee agreement within the meaning of the Landlord and Tenant (Covenants) Act 1995 with the Landlord in the form set out in schedule 7 of the Headlease

4.4.2.5                                      if the Landlord reasonably requires a guarantor or guarantors acceptable to the Landlord acting reasonably has guaranteed to the Landlord the due performance of the prospective assignee’s obligations in like terms to those set out in schedule 6 of the Headlease and

4.4.2.6                                      any security for the Tenant’s obligations under this Underlease which the Landlord holds immediately before the assignment is continued or renewed in each case on such terms as the Landlord may reasonably require in respect of the Tenant’s liability under the authorised guarantee agreement referred to in clause 4.4.2.4 (but this clause shall not apply to any authorised guarantee agreement entered into by a former tenant or by any guarantor of a former tenant) and

4.4.2.7                                      any sum due from the Tenant to the Landlord under this Underlease (or any deed of variation licence consent or other document supplemental to or associated with this Underlease) is paid and any other material breach of the Tenant’s covenants in this Underlease (or any deed of variation licence consent or other document supplemental to or associated with this Underlease) is remedied and

4.4.2.8                                      the Landlord has received an undertaking from the Tenant’s solicitors in such form as the Landlord may reasonably require to pay the Landlord on demand the reasonable legal and surveyor’s costs and disbursements (including Value Added Tax) properly incurred by the Landlord in considering the Tenant’s application and preparing negotiating and entering into any relevant documentation whether or not the application is withdrawn or the consent is granted provided that if consent is unreasonably withheld such sums shall not be payable

4.4.3                        any consent granted under this clause 4.4 shall (unless it expressly states otherwise) only be valid if the dealing to which it relates is completed within two months after the date of the written consent

4.4.4                        the Tenant may (after giving written notice to the Landlord containing all relevant information) share occupation of the Demised Premises with any Group Company on condition that the sharing shall not create any relationship of landlord and tenant and that on any occupier ceasing to be a Group Company the occupation shall immediately cease

4.5                               Alterations

4.5.1                        not to carry out any alterations additions or improvements to the Demised Premises of any nature save for non-structural internal alterations which will require the written consent of the Landlord (not to be unreasonably withheld or delayed)  provided that no consent shall be required to install erect or remove demountable non-structural partitioning however the Tenant shall notify the Landlord of all such works

4.5.2                        the Tenant shall be required to reinstate any works which they have carried out to the Demised Premises during the Term of this Lease at the expiration or sooner determination of the Term

4.6                               Security

the Tenant shall be responsible for ensuring the security of the Demised Premises and the Tenant shall:

4.6.1                         ensure that at all times the Landlord has particulars of the name, home address home telephone number and mobile telephone number of at least two keyholders of the Demised Premises; and

4.6.2                        provide the Landlord with a set of keys and any entry codes to the Demised Premises to enable the Landlord or its agents and others authorised by the Landlord to enter the Demised Premises but only for security purposes or in case of emergency and only after a keyholder has been notified of the Landlord’s intentions.

4.7                               Refuse

to arrange for the removal of refuse from the Demised Premises once a week

4.8                               Maintenance Contracts

to enter into maintenance contracts with reputable contractors for the regular servicing of the plant and equipment (including the lift but excluding the air conditioning and the plant and machinery in the roof void above the Demised Premises) serving only the Demised Premises

4.9                               New Lease on Disclaimer of Headlease

4.9.1                       if the Landlord’s Guarantor is required to enter into a new lease pursuant to its obligations set out in schedule 6 of the Headlease the Tenant shall if requested by the Landlord’s Guarantor to do so enter into a new underlease of the Demised Premises with the Landlord’s Guarantor on the terms set out in clause 4.9.2

4.9.2                       the rights and obligations under the new underlease shall take effect from the date of the disclaimer of the Headlease and the new underlease shall:

4.9.2.1             be for a term that expires at the same date as the end of the Term of this Underlease had there been no disclaimer of the Headlease;

4.9.2.2             reserve as an initial annual rent an amount equal to the Annual Rent on the date of the disclaimer (subject to clause 4.9.4) and which is subject to review on the same terms and date provided by this Underlease; and

4.9.2.3             be excluded from sections 24 to 28 of the 1954 Act; and

4.9.2.4             otherwise be on the same terms as this Underlease (as varied if there has been any variation

4.9.3                       each party shall pay their own fees in respect of the new underlease

4.9.4                       if at the date of the disclaimer of the Headlease there is a rent review pending under this Underlease, then the initial annual rent to be reserved by the new underlease shall be the Rack Rental Value of the Demised Premises at the review date, as agreed between the Landlord’s Guarantor (acting as landlord) and the Tenant before the grant of the new underlease

4.10                         Repair and Decoration

4.10.1                 the Tenant shall keep the Demised Premises in a good and substantial state of repair and condition Provided That the Tenant shall not be required to yield up the Demised Premises in any better state of repair than that evidenced by the Schedule of Condition dated 18 April 2006 and attached to this Underlease Provided Further that the Schedule shall not relate to any Conduits or plant and machinery and such repair liability is therefore not qualified

4.10.2                 the Tenant shall decorate the Demised Premises in every fifth year of the Term and in the last three months of the Term

5.                                    LANDLORD’S COVENANTS

Subject to the Tenant paying the rents referred to and complying with the terms of this Underlease the Landlord hereby covenants with the Tenant as follows:

5.1                               the Tenant may peaceably hold and enjoy the Demised Premises during the Term without any lawful interruption by the Landlord or any person rightfully claiming through under or in trust for it

5.2                               subject to payment of the Service Charge to provide such of the Services as the Landlord may from time to time reasonably deem necessary and in accordance with good estate management PROVIDED THAT the Landlord shall not be in breach of this covenant if:

5.2.1                         it fails to provide any service for reasons beyond its reasonable control; or

5.2.2                         the Landlord is not given written notice of the breach in question and is otherwise unaware of the same

5.3                               in performing its obligations under this clause the Landlord shall be entitled to employ such agents contractors or other persons as it may think fit and to delegate its duties and powers to them, the reasonable and proper fees and expenses of such employment to form part of the Service Cost

5.4                               the Landlord may in its reasonable discretion add to extend vary or withhold from time to time any of the services specified in the Sixth Schedule respectively in accordance with the principles of good estate management and if the Landlord shall consider it desirable to do so for the more efficient management operation or security of the Building

5.5                               to pay the rents reserved by the Headlease and insofar as the Tenant is not liable for such performance under the terms of this Underlease to perform and observe the covenants and conditions contained in the Headlease on the part of the tenant and at the request of the Tenant to take reasonable steps to enforce the covenants of the landlord contained in the Headlease

5.6                               at the request and cost of the Tenant to take reasonable steps to obtain the  consent of the Superior Landlord where the Tenant makes any application for any consent required under this Underlease and where the consent of both the

Landlord and the Superior Landlord is needed by virtue of this Underlease and the Headlease

5.7                                at the request of the Tenant to take reasonable steps to enforce the covenants of the Landlord and Trinity College (CSP) Limited contained in the Headlease

5.8                                at the request of the Tenant to apply to the Superior Landlord for a copy of the policy or policies of insurance effected by the Superior Landlord pursuant to paragraph 2 of Schedule 5 of the Headlease and to supply a copy to the Tenant upon receipt

6                                         INSURANCE

6.1                                if the Demised Premises or any part of them shall at any time during the Term be destroyed or damaged by a risk against which insurance shall have been effected under the terms of the Headlease so that the Demised Premises or any part of them shall be unfit for use or occupation then (unless the insurance of the Demised Premises shall have been vitiated by the act neglect or omission of the Tenant or anyone at the Demised Premises expressly or by implication with the Tenant’s authority) the Annual Rent and the rent reserved by clause 2.1 (c) of the Headlease or a fair proportion thereof according to the nature and extent of the damage sustained shall be suspended  and cease to be payable until the Demised Premises or the relevant portion thereof shall have been reinstated  until the period of suspension of rent provided for under the terms of the Headlease shall have expired whichever is the shorter

7                                        THE SERVICE CHARGE

7.1                                the Tenant shall pay the Service Charge to the Landlord in the manner and at the times set out in this clause

7.2                                the Tenant shall pay the Tenant’s Percentage of the Service Cost

7.3                                the Service Cost and the Tenant’s Percentage shall be assessed and paid as follows :

7.3.1                       on or about the Service Charge Commencement Date and subsequently on or about the Computing Date in each year of the Term the Landlord will send the Tenant an itemised written estimate of :

7.3.1.1               the amount the Landlord reasonably expects to incur in the relevant Service Charge Period in respect of the Service Cost (“the Estimated Service Charge”)

7.3.1.2               the Tenant’s Percentage of the Estimated Service Charge for the Services

7.3.2                       the Tenant shall pay the Tenant’s Percentage of the Estimated Service Charge in equal instalments in advance on each of the usual Quarter Days the first payment of which shall be a proportionate payment in respect of the period from the Service Charge Commencement Date to the following Quarter Day and shall be payable on the date hereof Provided That for the period from and including 10th May 2006 to and including 9 May 2007 the Tenant’s liability shall not exceed £68,049

7.3.3                       unless prevented by causes beyond its control, as soon as reasonably possible following the Computing Date the Landlord will deliver to the Tenant a statement giving full details of :

7.3.3.1               the actual Service Charge for the Service Charge Period,

7.3.3.2               the Tenant’s Percentage for such year

7.3.3.3               the amount received from the Tenant under clause 7.3.2 and

7.3.3.4               the amount of any shortfall due to the Landlord (“the Shortfall”) or any excess overpaid by the Tenant (“The Excess”)

7.3.4                       within 28 days of delivery of the statement referred to in clause 7.3.3 the Tenant will either:

7.3.4.1               pay to the Landlord any Shortfall, or

7.3.4.2               the Landlord shall credit the amount of the Excess against the next payment of Service Charge due from the Tenant or at the end of the Term refund the same

7.3.5                       the Tenant’s obligations in this clause 7 shall continue to apply notwithstanding the expiration or sooner determination of the Term but only in respect of the period down to such expiration or sooner determination of the Term

7.4.1                       in the event of the Building being altered, added to, extended or redeveloped the Service Charge and the Tenant’s Percentage shall be adjusted in such manner as shall be just and equitable and in default of agreement as to what is just and equitable the matter shall be referred to the Landlord’s Surveyor for determination whose decision acting reasonably shall be binding on the parties in dispute

7.4.2                       the omission by the Landlord of any sum properly expended or a liability properly incurred in any year shall not preclude it from including that sum or that liability in the Service Cost in the subsequent year

7.4.3                       the Landlord may upon prior written notice to the Tenant alter the Computing Date or any date or dates other than the Service Charge Commencement Date in accordance with the Landlord’s accounting practice from time to time

7.4.4                       if during any year it appears to the Landlord that the Estimated Service Charge is likely to be exceeded then the Landlord may serve on the Tenant a statement of those expenses and liabilities and the Tenant’s Percentage thereof shall be paid by the Tenant within four weeks of such demand

7.5                              the Tenant may not object to the Service Charge or any item comprised in the Service Cost on the ground or grounds that:

7.5.1                      an item of the Service Cost included at a proper cost might have been provided or performed at a lower cost so long as the cost was reasonable in the circumstances, or

7.5.2                      an item of the Service Cost fails to comply with an estimate which was given, or

7.5.3                      the Tenant disagrees with any estimate of future expenditure for which the Landlord requires to make provision so long as the Landlord has acted reasonably, or

7.5.4                      the Tenant disagrees with the Landlord’s exercise of any discretion reserved to it so long as a reasonable Landlord could have reached the conclusion that the Landlord has, or

7.5.5                      an item of the Service Cost includes an element of betterment or improvement of the Building its services or its amenities

7.6                               the Landlord may not include within the Service Cost any costs and expenses relating to the repair of the cracks in the external structural wall of the Building adjacent to the fire exit

8                                       HM LAND REGISTRY

8.1                               promptly following the grant of this Underlease, the Tenant shall apply to register this Underlease at HM Land Registry and shall ensure that any requisitions raised by HM Land Registry in connection with that application are dealt with promptly and properly and within one month after completion of the registration, shall send official copies of its title to the Landlord

8.2                               on the termination of this Underlease (howsoever determined) the Tenant shall promptly ;

8.2.1                        apply at its own cost to HM Land Registry to close its registered leasehold title in respect of this Underlease and

8.2.2                        (if applicable) remove notice of this Underlease from the Landlord’s registered title;

AND in the event that the Tenant fails to do so within one month of the termination of this Underlease (howsoever determined) the Tenant hereby irrevocably appoints the Landlord as its attorney pursuant to Section 4 of the Power of Attorney Act 1971 and authorises the Landlord to sign any application or other document on behalf of the Tenant as may be required for the purposes of making such applications to HM Land Registry the Landlord’s reasonable legal and other costs for such application being recoverable from the Tenant as a debt

9                                          OPTION TO BREAK

If the Tenant wishes to determine the Term on the 9th day of May 2011 (“the Break Date”) and gives to the Landlord not less than 6 months’ prior written notice of such desire and shall on the Break Date have :-

9.1                                 paid all of the Annual Rent and the Service Charge

9.2                                 given vacant possession of the Demised Premises to the Landlord then upon the expiry of that notice the Term and this Underlease shall immediately cease and determine and have no further effect but without prejudice to the rights either party may have against the other in respect of any previous breach of covenant and time shall be of the essence in this clause

10                                OPTION TO TAKE ADDITIONAL SPACE

10.1                         If the Landlord shall identify any further space within the Retained Property which is surplus to requirements and which it would be willing to offer for letting (“the additional space”) the Landlord shall first offer the additional space to the Tenant quoting (by reference to a plan) the area of the premises, the rent and any other relevant details and otherwise on the same terms and conditions as this Lease and provided that the Tenant

10.1.1                  has paid the rents hereby reserved and any VAT payable on them and

10.1.2                  has substantially observed and performed the tenant’s covenants contained in this Underlease then the Landlord must grant to the Tenant (here meaning Qualcomm Cambridge Limited (Company Number 3908042) only) a new lease of the additional space

10.2                        the Tenant shall have 10 Working Days from receipt of notification pursuant to clause 10.1 to confirm that it wishes to take a lease and agree the terms for a new lease of the additional space (including the form of lease) and shall subject to compliance with the terms of Clause 10.3 below have a further 15 Workings Days to complete the new lease

10.3                        the option created by this clause 10 shall not be binding until :

10.3.1                the Landlord has served a Warning Notice on the Tenant which the Landlord covenants to serve on the Tenant  within 5 Working Days of agreement of the form of lease pursuant to clause 10.2 and

10.3.2                a person duly authorised by the Tenant have made a Declaration in relation to the Warning Notice and have delivered a copy of the same to the Landlord

10.3.3                the Landlord has obtained consent from the Superior Landlord (and any other consents as may be required) to the grant of the new lease by way of a Licence to Underlet

10.4                        the new lease shall be ;

10.4.1                on the same terms and conditions as this Underlease except for the Annual Rent the Tenant’s Percentage the premises to be demised and the Term and this option for additional space and

10.4.2                shall be contracted out of the security of tenure provisions of the 1954 Act and shall  only be granted after the necessary formalities for such exclusion has been satisfied

10.5                        the rent reserved under the new lease granted pursuant to clause 10.1 above is to be the market rent of the additional space at the date of service of the notice by the Landlord pursuant to Clause 10.1 such rent to be agreed between the parties prior to the grant of the new lease

10.6                           if the Tenant does not comply with the strict terms of this clause the obligation on the Landlord to grant a Lease of the additional space shall lapse.

11                                  1954 ACT

11.1                         the Tenant hereby confirms that before it became contractually bound to enter into the tenancy created by this Underlease the Landlord served a Warning Notice dated 21 April 2006 on the Tenant in relation to the tenancy created by this Underlease and a person duly authorised by the Tenant made a Declaration dated 9 May 2006 in relation to that Warning Notice

11.2                         the Tenant also confirms in its capacity as the future provider of an authorised guarantee agreement (“an AGA provider”) that before it became contractually bound to enter into an authorised guarantee agreement envisaging a new tenancy on the terms referred to in clause 4.4.2.4 the Landlord served a Warning Notice dated 21 April 2006 being the same notice referred to in clause 11.1 on the Tenant in relation to that tenancy, and a person duly authorised by the Tenant in its capacity as an AGA provider made a Declaration dated 9 May 2006 in relation to that Warning Notice

11.3                         the Landlord agrees to exclude the provisions of sections 24 to 28 (inclusive) of the 1954 Act in relation to the tenancy created by this Underlease and any other tenancy which may arise under the terms of any authorised guarantee agreement or any guarantee made or given pursuant to this Underlease

12                                  PROVISOS AND AGREEMENTS

It is hereby agreed and declared as follows:

12.1                         the provision as to re-entry and forfeiture contained in the Headlease shall apply to the Term and shall be deemed to be incorporated in this Underlease with the following modifications:

12.1.1               references to the landlord and tenant under the Headlease shall be read and construed as references to the Landlord and the Tenant respectively

12.1.2               references to the covenants and conditions of the Headlease shall be read and construed as references to the covenants and conditions of the Underlease

12.1.3               references to the term granted by the Headlease shall be read and construed as references to the Term

12.1.4               references to the property demised by the Headlease shall be read and construed as references to the Demised Premises

12.2                         if any question or dispute shall arise out of or in relation to the terms of this Underlease then:

12.2.1               if such question or dispute arises out of or relates to the Headlease and the matter is determined pursuant to the provisions of the Headlease the determination shall be binding upon the Landlord and the Tenant for the purposes of this Underlease

12.2.2               in any other case the matter shall be determined in like manner as is provided for in the Headlease for questions or disputes arising thereunder references in the Headlease to the landlord and tenant thereunder being read and construed as references to the Landlord and Tenant respectively

12.3                         the Landlord is not liable under any covenant implied into this Underlease by statute for any breach of the terms of the Headlease concerning the condition of the Demised Premises and section 4(1)(b) of the Law of Property (Miscellaneous Provisions) Act 1994 shall not apply to any covenants and conditions contained in the Headlease relating to the repair or decoration of the Demised Premises  nor to any matter or thing disclosed to the Tenant prior to the date hereof

12.4                         this Underlease will be governed by and construed in accordance with English law and the parties irrevocably submit to the non-exclusive jurisdiction of the English courts.

12.5                         on the assignment of the reversion immediately expectant upon the determination of this Underlease the Landlord shall cease to be liable for any future default in compliance with any provision contained in this Underlease.

13                                  RIGHTS OF THIRD PARTIES

Save as expressly provided, none of the provisions of this Underlease are intended to or will operate to confer any benefit pursuant to the Contracts (Rights of Third Parties) Act 1999 on a person who is not named as a party to this Underlease

IN WITNESS whereof the Landlord and the Tenant have executed this Underlease  and delivered the same as their deed on the day and year first above written

THE FIRST SCHEDULE

The Demised Premises

The ground and first floor of the Building shown edged red on Plan 1 and Plan 2 and which is known as 335 Cambridge Science Park, Cambridge bounded by and including:

(a)                                  the floorboards;

(b)                                 the suspended ceiling and the void above;

(c)                                  the interior plaster finishes of exterior walls and columns;

(d)                                 the plaster finishes of the interior structural walls and structural columns;

(e)                                  the doors and windows (if any) within the interior structural walls and columns that adjoin the Retained Property and their frames and fittings;

(f)                                    one half of the thickness of the interior, non-structural walls and columns that adjoin the Retained Property;

(g)                                 the doors and windows within the interior, non-structural walls and columns that adjoin the Retained Property and their frames and fittings;

(h)                               all Conduits within the Demised Premises and which exclusively serve the same

(i)                                   all fixtures and fittings (excluding the air conditioning save damage caused by the Tenant) within the Demised Premises but excluding:

(j)                                     the windows in the exterior walls and their frames and fittings;

(k)                                  the whole of the interior structural walls and columns within the Demised Premises other than their plaster finishes and other than the doors and windows and their frames and fittings within such walls; and

(l)                                     all Conduits within the Demised Premises but which do not exclusively serve the Demised Premises

THE SECOND SCHEDULE

The Ancillary Rights

1.                                    The right of shelter protection and support from the appropriate parts of the Retained Property

2.                                    The free passage and running of water soil gas electricity and other services through and along the Conduits serving the Demised Premises which are now or within the Term within the Retained Property subject to temporary interruption for the purpose of repair and maintenance

3.                                    The rights of pedestrian and vehicular access (as appropriate) over the footpaths and car parks comprised within the Building subject to any reasonable regulations issued from time to time by the Landlord in respect of security and estate management of the Retained Property and the Demised Premises and subject to temporary interruption for the purposes of repair and maintenance

4.                                    Subject to any reasonable regulations issued from time to time by the Landlord in respect of security and estate management of the Retained Property and the Demised Premises

4.1                                the right to park 62 private cars in the car parking areas of the Building in such position shaded orange on Plan 4 or in such other spaces which are designated in writing from time to time by the Landlord and

4.2                                to use 2 visitors’ parking spaces at the front of the building for the purposes only of bona fide visitors parking and 1 disabled space also in front of the building

5.                                    The right to erect a sign on the exterior of the Demised Premises adjacent to the main entrance to the Demised Premises and the right to add the Tenant’s name to the sign at the entrance to the Building in both cases such signs shall be of a size and nature first approved by the Landlord and Superior Landlord

6.                                    The rights referred to in Part 2 of Schedule 1 of the Headlease

7.                                    The right to use the bike shed shown edged blue on Plan 4

8.                                    The right to use refuse areas, and the right to access the gas meters (to verify meter readings only) located behind the bike shed

9.                                    The right (for the Tenant and where appropriate his workmen and those authorised by him) to enter onto the Retained Property upon reasonable notice where access is required for the purposes of

(a)                                  carrying out works to the Demised Premises where access on to the Retained Property is required

(b)                                 maintaining, repairing and servicing Conduits and other services to and in the Demised Premises

THE THIRD SCHEDULE

Exceptions and Reservations

1.                                    The right upon reasonable notice (except in case of emergency) to enter the Demised Premises either personally or by agents professional advisors contractors workmen or others for any purpose that is in the opinion of the Landlord or Superior Landlord necessary to enable it to comply with the covenants and conditions on the part of the lessee contained in the Headlease

2.                                    The right of shelter protection and support from the Demised Premises in respect of the Retained Property

3.                                    The free passage and running of water soil gas electricity and other services through and along the Conduits serving the Retained Property which are now or within the Term within the Demised Premises

4.                                    The right of access following reasonable prior notice (except in case of emergency) to any meters, stop cocks, switch gear or other equipment including fire panels located in the Demised Premises and serving the Retained Property and the Tenant shall be liable to pay the full cost of any damage caused by the Tenant to such items

THE FOURTH SCHEDULE

Rent Review

1.                                       DEFINITIONS

In this Schedule:

“Review Date” means the 25th day of March 2007 and the 25th day of March 2012 and “Relevant Review Date” shall be interpreted accordingly;

“Rack Rental Value” means the annual rent (exclusive of VAT) at which the Demised Premises might reasonably be expected to be let in the open market at the Relevant Review Date

ASSUMING

1.2.1                                                                      the letting is on the same terms as those contained in this Underlease but subject to the following qualifications:

(a)                                  the term shall commence on the Relevant Review Date and be of a length equal to the residue of the Term remaining at the Relevant Review Date or 10 years (whichever is the longer)

(b)                                 the amount of the Annual Rent shall be disregarded, but it shall be assumed that the Annual Rent is subject to review on the terms of and at the same intervals as the Annual Rent under this Underlease

1.2.2                                                                      the Demised Premises are available with vacant possession to let as a whole by a willing landlord to a willing tenant, without premium

1.2.3                                                                      the Demised Premises are available for immediate occupation and use as permitted by the Headlease

1.2.4                                                                      all the obligations on the part of the Landlord and the Tenant contained in this Underlease have been fully performed and observed

1.2.5                                                                      no work has been carried out to the Demised Premises which has reduced the rental value of the Demised Premises

1.2.6                                                                      if the whole or any part of the Demised Premises has been destroyed or damaged by an Insured Risk (as defined in the Headlease) it has been fully reinstated

BUT DISREGARDING

1.2.7                                                                      any goodwill attached to the Demised Premises by reason of any business carried on there by the Tenant and any undertenant

1.2.8                                                                      any effect on rent of the fact that any Tenant and any undertenant is or has been in occupation of the Demised Premises

1.2.9                                                                      any effect on rent of any improvements at the Demised Premises during the Term and made with the Landlord’s written consent by the Tenant or any undertenant, except improvements carried out pursuant to an obligation to the Landlord or at the expense of the Landlord

PROVIDED THAT the Rack Rental Value shall be that which would be payable after the expiry of any rent free period for fitting out or concessionary rent period for fitting out (or the receipt of any contribution to fitting out works or other inducement in lieu thereof) which might be given on a letting of the Demised Premises, so that no discount reduction or allowance is made to reflect (or compensate the tenant for the absence of) any such rent free concessionary rent period or contribution or other inducement allowed for the purposes of fitting out

1.3                                 “Revised Rent” means the new Annual Rent following each Review Date payable pursuant to paragraph 2 below

1.4                                 “Arbitrator” means a surveyor with experience in dealing with office premises agreed between the Landlord and the Tenant, or in the absence of agreement nominated on the application of either party by the President for the time being of the Royal Institute of Chartered Surveyors

2.                                       UPWARDS ONLY RENT REVIEW

The Annual Rent shall be reviewed on each Review Date to the higher of:

2.1                                 the Annual Rent payable immediately before the Relevant Review Date (disregarding any suspension or abatement of the Annual Rent); and

2.2                                 the Rack Rental Value on the Relevant Review Date agreed or determined in accordance with this Underlease

3.                                       DETERMINATION OF A NEW RENT

3.1                                The Rack Rental Value at any Review Date shall be:

3.1.1                                                                        agreed in writing between the Landlord and the Tenant, or

3.1.2                                                                        determined by arbitration on the application of either Landlord or Tenant at any time after the Relevant Review Date

3.2                                In the absence of a determination by the Arbitrator appointed to determine any question under this Underlease as to his fees they shall be borne equally by the Landlord and the Tenant

3.3                                The fees and expenses of the Arbitrator and any VAT thereon shall be paid by the Landlord and the Tenant in such shares as the Arbitrator shall decide (or in equal shares if the Arbitrator does not decide this point); if one party pays all the Arbitrator’s fees and expenses, the paying party may recover the other’s share from the other party, and in the case of the Landlord as arrears of rent

3.4                                If the Arbitrator dies, refuses to act or becomes incapable of acting, or if he fails to notify the parties of his determination within two months after receiving the last submission delivered to him, either the Landlord or the Tenant may apply to the President to discharge him and appoint another in his place

4.                                       INTERIM ARRANGEMENTS

If a Revised Rent is not agreed or determined by the Relevant Review Date:

4.1                                the Annual Rent payable immediately before the Relevant Review Date shall continue to be payable until the Revised Rent is ascertained

4.2                                when the Revised Rent is ascertained

4.2.1                                                                        the Tenant shall pay within 14 days of ascertainment:

4.2.1.1                                                            any difference between the Annual Rent payable immediately before the Relevant Review Date and the Principal Rent which would have been payable had the Revised Rent been ascertained on the Relevant Review Date (“the Balancing Payment”) and

4.2.1.2                                                            interest on the Balancing Payment at Base Rate from the date or dates when the Balancing Payment or the relevant part or parts would have been payable had the Revised Rent been ascertained on the Relevant Review Date

4.2.2                        the Landlord and Tenant shall sign and exchange a memorandum recording the agreed amount of the Revised Rent

5.                                       RENT RESTRICTIONS

If at any Relevant Review Date the operation of the rent review provisions in this Lease, or the normal collection and retention by the Landlord of any increase in the rent is prohibited or modified, the Landlord may elect at any time that the day after the date on which any such prohibition or modification is relaxed shall be substituted for the Relevant Review Date

6.                                      TIME

Time shall not be of the essence for the purposes of this Schedule

FIFTH SCHEDULE

The Encumbrances

All matters contained or referred to in the Headlease insofar as the same relate to the Demised Premises and are still capable of taking effect

SIXTH SCHEDULE

Service Charge

The Services shall include the costs, charges and expenses of:

1.                                       keeping in good and substantial repair and condition and of periodically inspecting, servicing, maintaining, amending, cleansing, lighting, heating, resurfacing and renewing and rebuilding (where beyond economic repair):

1.1                                 the foundations, the roofs, the floors, the main walls, main structural members and the supporting columns  of the Building and any other structure forming  part of the Building (including without prejudice to the generality of the foregoing the exterior of the windows frames and external sills of the Building)

1.2                                 the Conduits serving the Building but only so far as the same are not maintainable by a statutory or service undertaker

1.3                               all plant, equipment, boilers, machinery and installations and all other apparatus (including without prejudice to the generality of the foregoing the  air circulating plant, and central  heating apparatus) installed or used in connection with the Building

2.                                       painting with good quality paint or otherwise preserving, protecting cleansing and renewing with suitable materials as appropriate to the structure surface or item in good sound and workmanlike manner all the outside wood, metal work, paintwork, brickwork, stonework and other external surfaces of the Building (including without prejudice to the generality of the foregoing the exterior of the window frames and external sills of the Building), and

3.                                       repairing, resurfacing, cleansing, lighting, landscaping, maintaining and renewing replacing rebuilding (where beyond economic repair) the access roads, and the forecourts, the parking spaces, loading bays, ways, roads, pavements, Conduits, landscaped areas, refuse areas, bin stores, bike sheds, meter rooms, walls, structures and other conveniences, fences, hedges, gates, entrances and signs now or at any time during the Term constructed in over under or on the Building or any part or parts thereof

4.                                       retaining and providing the services of any staff who are reasonably necessary for the maintenance and management of the Building together with all other reasonable and incidental expenditure in relation to such staff (including without prejudice to the generality of the foregoing the payment of statutory and such other insurance, health pension, welfare and the provision of uniforms, working clothes, tools, appliances, cleaning and other materials, bins receptacles and other equipment for the proper performance of their duties)

5.                                       the cost of  the upkeep, operation servicing renewal and replacement of any fire alarm systems serving both the Building and the Demised Premises as the Landlord considers appropriate or desirable

6.                                       compliance by the Landlord with notices regulations or orders of any competent local or other authority in relation to the Building or their appurtenances and of taking all reasonable steps for complying with making representations against or otherwise contesting the incidence of the provisions of any legislation or order or statutory requirements relating or alleged to relate to the Building or any part thereof

7.                                       the premiums paid to the Superior Landlord pursuant to paragraph 1 of Part 2 of Schedule 3 of the Headlease

8.                                       the reasonable fees and commission incurred in the management of the Building payable to any solicitor surveyor or other professional person whom the Landlord may from time to time reasonably employ in connection with the management of the Building including the cost of preparing and auditing the statements of the costs charges and expenses referred to in this Schedule together with a reasonable management charge PROVIDED THAT such management charge shall not exceed 10% of the Service Cost

9.                                       the provision of a shuttle bus or other transport service or facility one lunchtime each week to and from the Demised Premises to Cambridge

10.                                 compliance by the Landlord with any lawful requirement of any adjoining or neighbouring owner or occupier

IN  WITNESS whereof the parties hereto have executed this Underlease and it is their intention that it is delivered and it is hereby delivered the day and year first before written

EXECUTED as a Deed by the said	)
ACCELRYS LIMITED acting by	)

Director

Director/Secretary

EXECUTED as a Deed by the said	)
QUALCOMM CAMBRIDGE LIMITED acting by	)

Director

Director/Secretary

EXECUTED as a Deed by the said	)
ACCELRYS INC acting by	)

Authorised signatory